AMENDMENT NO. 2 TO FORECLOSURE SALE AGREEMENT

This Amendment No. II to the FORECLOSURE SALE AGREEMENT (this “Amendment No. 2”) is entered into as of October 23, 2012 by and among Venture Lending & Leasing IV, Inc. (“VLL4”), Venture Lending & Leasing V, Inc. (“VLL5”), Silicon Valley Bank (“SVB”) and Xenogenics Corporation, a Nevada corporation (“Purchaser”). VLL4, VLL5 and SVB are sometimes referred to hereinafter collectively, as “Sellers” and individually as a “Seller” and VLL5, in its capacity as collateral agent for the Sellers under the Loan Agreement (as defined in the Agreement, as defined below) is sometimes referred to herein as “Agent.”

RECITALS

WHEREAS, the Sellers entered into a FORECLOSURE SALE AGREEMENT dated September 30, 2010 with Purchaser (the “Agreement”);

WHEREAS, the Sellers entered into AMENDMENT NO. 1 (attached hereto as Exhibit A and hereinafter referred to as Amendment No. 1) dated September 30, 2011 with Purchaser modifying certain terms and conditions of the Agreement;

WHEREAS, the Purchaser and Sellers now desire to amend the terms of the Agreement as set forth below; and

WHEREAS, pursuant to Section 14(f) of the Agreement, any provision of the Agreement may be amended by written agreement signed by Purchaser and Sellers.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AMENDMENT

1.                  Amendment to Section 12 development milestones. The first paragraph of Section 12 of the Agreement relating to the completion by Purchaser of certain development milestones is hereby amended as follows:

The Purchaser shall achieve the following development milestones for the Generation 2 bioabsorbable stent:

(a) Restart manufacturing and produce a Generation 2 bioabsorbable stent device within 24 months from date of execution of Amendment No. 1;

(b) Initiate an animal study within 30 months from date of execution of Amendment No. 1;

(c) Make a regulatory submission to support a human use clinical trial within 36 months from date of execution of Amendment No. 1;

(d) Initiate a human use clinical trial within 48 months from date of execution of Amendment No. 1; and,

(e) Make a regulatory submission or equivalent for marketing approval for use in humans within 60 months from date of execution of Amendment No. 1.

2.                  Counterparts; Facsimile. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile will be accepted and considered duly executed.

IN WITNESS WHEREOF, Purchaser, Agent and Sellers have caused this Amendment to be executed as of the day and year first above written.

SELLERS:

VENTURE LENDING & LEASING IV, INC.

By:	/s/ Jay Cohan
Name:	Jay Cohan
Its:	Vice President

VENTURE LENDING & LEASING V, INC., as Agent and as a Seller

By:	/s/ Jay Cohan
Name:	Jay Cohan
Its:	Vice President

SILICON VALLEY BANK

By:	/s/ Bellet Eliasnia
Name:	Bellet Eliasnia
Its:	Advisor III

PURCHASER:

XENOGENICS CORPORATION

By:	/s/ W. Gerald Newmin
Name: W. Gerald Newmin
Its: Chairman & CEO

EXHIBIT A

Amendment No. 1